UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2013

FISHER COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 206-404-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2013, Fisher Communications, Inc., a Washington corporation (the “Company”), Sinclair Broadcast Group, Inc., a Maryland corporation (“Sinclair”), and Sinclair Television of Seattle, Inc., a Washington corporation and an indirect wholly owned subsidiary of Sinclair (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Sinclair.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $1.25 per share, of the Company (“Common Share”) that is issued and outstanding immediately prior to the Effective Time (other than (i) Common Shares held by Parent or Merger Sub, (ii) Common Shares held by any subsidiary of either the Company or Sinclair (other than Merger Sub) and (iii) those Common Shares with respect to which appraisal rights are properly demanded and not withdrawn under Washington law), will be automatically canceled and converted into the right to receive $41.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, each outstanding option to purchase Common Shares (each, an “Option”), whether vested or unvested, will become fully vested and will be canceled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined by multiplying the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Option by the number of Common Shares subject to each such Option. At the Effective Time, each restricted stock right and restricted stock unit of the Company (each, a “Restricted Stock Right”), whether vested or unvested, will become fully vested and will be canceled, with the holder of each such Restricted Stock Right becoming entitled to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of the Merger Consideration multiplied by the number of Common Shares subject to each such Restricted Stock Right. However, Options and Restricted Stock Rights granted during calendar year 2013 pursuant to a new award made in such year will partially vest, and the holders thereof will be entitled to a proportionate amount of cash, as provided in the applicable award agreement.

The Company and Sinclair have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions: (i) the Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) the Company will not engage in certain activities during such period without the consent of Sinclair, (iii) the Company will cause a meeting of the Company’s shareholders to be held to consider adoption of the Merger Agreement and (iv) the Board of Directors of the Company (the “Company Board”) will recommend adoption of the Merger Agreement by its shareholders. In addition, the Company may not, among other things, initiate, solicit or knowingly encourage proposals relating to certain alternative transactions and has agreed to certain restrictions on its ability to respond to such proposals.

The consummation of the Merger is subject to certain closing conditions, including, among others, (i) the approval of the Merger Agreement by the Company’s shareholders required under Washington law, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the grant by the United States Federal Communications Commission of consent to the transfer of control of the Company and its subsidiaries, (iv) the absence of any law or order that is in effect and that restrains, enjoins or otherwise prohibits the Merger and (v) the receipt of consents under certain of the Company’s contracts. The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both Sinclair and the Company, including if the Merger is not completed on or before April 11, 2014 or if the approval of the Merger Agreement by the Company’s shareholders is not obtained. In addition, among other termination rights, Sinclair may terminate the Merger Agreement if the Company Board takes certain actions that result in a recommendation adverse to the Merger and the Company may terminate the Merger Agreement, subject to certain conditions, to accept a proposal that is superior to the terms and conditions of the Merger. The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Sinclair a termination fee of $11,200,000.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Sinclair and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (A) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) on or after January 1, 2012 and prior to the date of the Merger Agreement and (B) matters described in a confidential disclosure letter delivered by the Company to Sinclair in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement, which might differ from what is viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed merger will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the acquisition, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of the Company, the respective parties’ performance of their obligations under the merger agreement relating to the acquisition, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s most recently filed Form 10-Q, and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

In connection with the meeting of the Company shareholders to be held with respect to the proposed merger, the Company plans to file with the SEC preliminary and definitive proxy statements and other relevant materials. The definitive proxy statement (when available) will be mailed to the Company shareholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by the Company with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s website at www.fsci.com by clicking on the “Investor Relations” link, then clicking on the “SEC Filings” link.

The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of the Company shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company directors and executive officers by reading the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 9, 2012. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by the Company with the SEC in connection with the proposed merger when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 11, 2013, by and among Fisher Communications, Inc., Sinclair Broadcast Group, Inc. and Sinclair Television of Seattle, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: April 12, 2013	By:	/s/ Colleen B. Brown
Name: Colleen B. Brown
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 11, 2013, by and among Fisher Communications Group, Inc., Sinclair Broadcast Group, Inc. and Sinclair Television of Seattle, Inc.

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